UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2015

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On April 29, 2015, SJW Corp. (the “Corporation”) announced its financial results for the quarter ended March 31, 2015. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 5.07:	Submission of Matters to a Vote of Security Holders.

At the Corporation's 2015 annual meeting of shareholder held on April 29, 2015: (i) the nine individuals listed below were elected to the Board of Directors, (ii) the reincorporation of the Corporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary was approved, and (iii) the appointment of KPMG LLP as the independent registered public accounting firm for 2015 was ratified, each by the votes set forth below:
Proposal 1: Election of Directors:

Name of Director	For	Withheld	Broker Non-Votes
Katharine Armstrong	16,520,247	447,463	2,393,940
Walter J. Bishop	16,669,129	298,581	2,393,940
Mark L. Cali	16,494,878	472,832	2,393,940
Douglas R. King	16,667,411	300,299	2,393,940
Daniel B. More	16,667,093	300,617	2,393,940
Ronald B. Moskovitz	16,518,807	448,903	2,393,940
George E. Moss	16,661,859	305,851	2,393,940
W. Richard Roth	16,392,665	575,045	2,393,940
Robert A. Van Valer	16,666,305	301,405	2,393,940

Proposal 2: Approval of the reincorporation of the Corporation from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary:

For	Against	Abstain	Broker Non-Votes
11,636,265	5,240,257	91,188	2,393,940

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
19,201,761	56,509	103,380	--

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 29, 2015 announcing the 2015 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 29, 2015	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 29, 2015 announcing the 2015 First Quarter Financial Results.